Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Omnicare, Inc. of our report dated February 6, 2004 relating to the financial statements and financial statement schedule, which appears in Omnicare, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Cincinnati, Ohio

February 7, 2005